EXHIBIT 99.1

For Release September 9, 2014 at 7:30 a.m. ET

Palatin Technologies, Inc. Reports Fourth Quarter
and Fiscal Year End 2014 Results

CRANBURY, NJ – September 9, 2014 – Palatin Technologies, Inc. (NYSE MKT: PTN), a biopharmaceutical company developing targeted, receptor-specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential, today announced results for its fourth quarter and fiscal year ended June 30, 2014.

Fiscal Year Ended June 30, 2014 and Recent Highlights
●
In September 2014, we announced the signing of a collaboration and license agreement with Gedeon Richter Plc., a European-based specialty pharmaceutical company with a strong focus in female healthcare, to co-develop and commercialize bremelanotide for female sexual dysfunction indications in the European Union, other European countries and additional selected countries.

‒	€7.5 million ($9.8 million) in total upfront payments received
‒	Milestone payment of €2.5 million ($3.3 million) due upon the initiation of Palatin’s phase 3 clinical trial program in the United States
‒	Palatin has the potential to receive up to €80 million ($105.6 million) in regulatory and sales related milestones, and low double-digit royalties on net sales in the licensed territory
‒	All sales, marketing, and commercial activities and associated costs in the licensed territory will be the sole responsibility of Gedeon Richter
●	Completed discussions and meetings with the Food and Drug Administration (FDA) on phase 3 protocols for our bremelanotide for female sexual dysfunction program in the United States.
●	Received comprehensive guidance from the European Medicines Agency on phase 3 protocols for bremelanotide for female sexual dysfunction in Europe.
●	Advanced our lead natriuretic peptide compound, PL-3994, a receptor-A agonist for treatment of cardiovascular and pulmonary indications.
‒	Phase 2A multiple dose clinical study in heart failure patients targeted for first half of calendar year 2015
●
Announced that the United States Patent and Trademark Office issued a Notice of Allowance for U.S. Patent Application Serial Number 13/311,824.  The application includes composition of matter claims on a next generation of melanocortin receptor-specific peptides for sexual dysfunction, obesity, metabolic syndrome and other indications.

●	Clinical development candidate selected for our melanocortin receptor program for inflammation and dermatologic indications.
‒	First-in-human clinical trial targeted for first half of calendar year 2015
●
Received approximately $1.85 million in net proceeds from the sale of New Jersey state net operating loss carryforwards via the State of New Jersey's Technology Business Tax Certificate Transfer Program.

●
Announced that the United States Patent and Trademark Office issued two new patents to Palatin. Both patents support Palatin’s program developing synthetic mimetics of the neuropeptide hormone atrial natriuretic peptide. These mimetics may be useful in treatment of heart failure, hypertension, acute asthma and other indications.

Fourth Quarter and Fiscal Year Ended 2014 Results
Palatin reported a net loss of $4.3 million, or $(0.04) per basic and diluted share, for the quarter ended June 30, 2014, compared to a net loss of $4.7 million, or $(0.04) per basic and diluted share, for the same period in 2013.

The decrease in net loss for the quarter ended June 30, 2014 compared to the net loss for the quarter ended June 30, 2013 was the result of a decrease in operating expenses primarily related to our bremelanotide for female sexual dysfunction program.

For the year ended June 30, 2014, Palatin reported a net loss of $13.9 million, or $(0.13) per basic and diluted share compared to a net loss of $20.9 million, or $(0.21) per basic and diluted share for the year ended June 30, 2013.

The decrease in net loss for the year ended June 30, 2014, compared to the net loss for the year ended June 30, 2013 was mainly attributable to the recognition of a $7.1 million, non-cash charge to expense for the increase in fair value of warrants related to our July 3, 2012 private placement offering.

Revenue
There were no revenues recorded in the quarters ended June 30, 2014 and June 30, 2013.  There were no revenues recorded for the year ended June 30, 2014, compared to $10,000 for the year ended June 30, 2013, which consisted entirely of reimbursement of development costs and per-employee compensation earned at the contractual rate pursuant to our agreement with AstraZeneca.

Operating Expenses
Total operating expenses for the quarter ended June 30, 2014 were $4.3 million compared to $4.7 million for the comparable quarter of 2013.

The decrease in operating expenses for the quarter ended June 30, 2014 was primarily the result of lower period costs related to our bremelanotide program for the treatment of female sexual dysfunction.

Cash Position
Palatin’s cash and cash equivalents were $12.2 million as of June 30, 2014 compared to cash, cash equivalents and short term investments of $24.4 million at June 30, 2013. Current liabilities were $1.8 million net of $1.0 million of deferred income as of June 30, 2014, compared to $2.1 million as of June 30, 2013.

Palatin believes that existing capital resources, including amounts received from Gedeon Richter, will be adequate to fund our planned operations, but not initiating patient enrollment for our bremelanotide program for the treatment of female sexual dysfunction without new funds, through the quarter ending September 30, 2015.

-More-

CONFERENCE CALL / WEBCAST
Palatin will host a conference call and webcast on September 9, 2014 at 11:00 a.m. Eastern time to discuss the results of operations and an update on corporate developments in greater detail.  Individuals interested in listening to the conference call live can dial 1-888-503-8169 (domestic) or 1-719-457-2727 (international) pass code 2210676.  The webcast and replay can be accessed by logging on to the “Investor/Media Center-Webcasts” section of Palatin’s website at http://www.Palatin.com. A telephone and webcast replay will be available approximately one hour after the completion of the call.  To access the telephone replay, dial 1-888-203-1112 (domestic) or 1-719-457-0820 (international), pass code 2210676.  The webcast and telephone replay will be available through September 14, 2014.

About Palatin Technologies, Inc.
Palatin Technologies, Inc. is a biopharmaceutical company developing targeted, receptor-specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders in order to maximize their commercial potential.  For additional information regarding Palatin, please visit Palatin’s website at www.Palatin.com.

Forward-looking Statements
Statements in this press release that are not historical facts, including statements about future expectations of Palatin Technologies, Inc., such as statements about clinical trial results, potential actions by regulatory agencies including the FDA, regulatory plans, development programs, proposed indications for product candidates and market potential for product candidates, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Palatin’s actual results to be materially different from its historical results or from any results expressed or implied by such forward-looking statements. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for reasons including, but not limited to, results of clinical trials, regulatory actions by the FDA and the need for regulatory approvals, Palatin’s ability to fund development of its technology and establish and successfully complete clinical trials, the length of time and cost required to complete clinical trials and submit applications for regulatory approvals, products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies, commercial acceptance of Palatin’s products, and other factors discussed in Palatin’s periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating for events that occur after the date of this press release.

Palatin Technologies Investor Inquiries:	Palatin Technologies Media Inquiries:
Stephen T. Wills, CPA, MST	Paul Arndt, MBA, LifeSci Advisors, LLC
Chief Operating Officer / Chief Financial Officer	Managing Director
Tel: (609) 495-2200 / info@Palatin.com	Tel: (646) 597-6992 / Paul@LifeSciAdvisors.com

###
(Financial Statement Data Follows)

PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Statements of Operations
(Unaudited)

	Quarter Ended June 30,		Year Ended June 30,
	2014	2013	2014	2013

REVENUES:
License and contract	$-	$-	$-	$10,361

OPERATING EXPENSES:
Research and development	2,596,188	2,795,021	10,826,921	10,528,691
General and administrative	1,724,638	1,925,079	4,960,731	5,066,830
Total operating expenses	4,320,826	4,720,100	15,787,652	15,595,521

Loss from operations	(4,320,826)	(4,720,100)	(15,787,652)	(15,585,160)

OTHER INCOME (EXPENSE):
Investment income	4,310	5,717	18,923	42,734
Interest expense	(3,224)	(3,665)	(6,211)	(8,411)
Increase in fair value of warrants	-	-	-	(7,069,165)
Gain on disposition of equipment	-	-	-	4,620
Total other income (expense), net	1,086	2,052	12,712	(7,030,222)

Loss before income taxes	(4,319,740)	(4,718,048)	(15,774,940)	(22,615,382)
Income tax benefit	-	-	1,846,646	1,753,208

NET LOSS	$(4,319,740)	$(4,718,048)	$(13,928,294)	$(20,862,174)

Basic and diluted net loss per common share	$(0.04)	$(0.04)	$(0.13)	$(0.21)

Weighted average number of common shares outstanding used in computing basic and diluted net loss per common share	106,735,765	106,435,741	106,679,476	97,618,714

PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Balance Sheets
(Unaudited)

	June 30, 2014	June 30, 2013
ASSETS
Current assets:
Cash and cash equivalents	$12,184,605	$19,167,632
Short-term investments	-	5,249,654
Prepaid expenses and other current assets	156,393	332,267
Total current assets	12,340,998	24,749,553

Property and equipment, net	160,748	266,415
Other assets	57,308	58,131
Total assets	$12,559,054	$25,074,099

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$261,280	$338,726
Accrued expenses	1,508,958	1,701,727
Capital lease obligations	-	19,909
Unearned revenue	1,000,000	-
Total current liabilities	2,770,238	2,060,362

Deferred rent	-	35,460
Total liabilities	2,770,238	2,095,822

Stockholders’ equity:
Preferred stock of $0.01 par value – authorized 10,000,000 shares;
Series A Convertible; issued and outstanding 4,697 shares as of June 30, 2014 and 2013, respectively	47	47
Common stock of $0.01 par value – authorized 300,000,000 shares;
issued and outstanding 39,416,595 shares as of June 30, 2014 and 39,116,948 as of June 30, 2013, respectively	394,166	391,169
Additional paid-in capital	283,428,356	282,692,520
Accumulated deficit	(274,033,753)	(260,105,459)
Total stockholders’ equity	9,788,816	22,978,277
Total liabilities and stockholders’ equity	$12,559,054	$25,074,099